Exhibit 21.1


              SUBSIDIARIES OF TOTAL ENTERTAINMENT RESTAURANT CORP.
              ----------------------------------------------------
                              AS OF MARCH 22, 2004
                              --------------------


      F & H Restaurant Corp.                    Bryant Beverage Corporation
      TENT Finance, Inc.                        Campbell Beverage Corp.
      TENT Management, Inc.                     Downtown Beverage Corp.
      Bailey's Sports Grill                     Fox & Hound Club
      Bailey's Sports Grille, Inc.              Fuqua Beverage Corp.
      Fox & Hound, Inc.                         Guadalupe Beverage Corp.
      Fox & Hound II, Inc.                      Jackson Beverage Corporation
      F & H Restaurants of Texas, Inc.          Lewisville Beverage Corp.
      Alabama Fox & Hound, Inc.                 Raider Beverage Corporation
      Fox & Hound of Arizona, Inc.              Rocket Beverage Corporation
      Fox & Hound of Colorado, Inc.             Shenandoah Beverage Corp.
      Fox & Hound of Delaware, Inc.             Skillman Beverage Corp.
      F & H Restaurant of Georgia, Inc.         Midway Entertainment, Ltd.
      Fox & Hound of Illinois, Inc.             N. Collins Entertainment, Ltd.
      Fox & Hound of Indiana, Inc.              505 Entertainment, Ltd.
      F & H of Iowa, Inc.                       Fox & Hound of San Antonio, Ltd.
      Fox & Hound of Kansas, Inc.               Fox & Hound of Austin, Ltd.
      F & H of Kennesaw, Inc.                   Fox & Hound of Dallas, Ltd.
      Fox & Hound of Littleton, Inc.            Fox & Hound of Dallas #3, Ltd.
      Fox & Hound of Louisiana, Inc.            Fox & Hound of Lubbock, Ltd.
      Fox & Hound of Maryland, Inc.             Fox & Hound of Houston, Ltd.
      Fox & Hound of Michigan, Inc.             Fox & Hound of Houston #2, Ltd.
      Fox & Hound of Missouri, Inc.             Fox & Hound of Houston #3, Ltd.
      Fox & Hound of Nebraska, Inc.             Fox & Hound of Fort Worth, Ltd.
      Fox & Hound of New Jersey, Inc.           Fox & Hound of Lewisville, Ltd.
      Fox & Hound of New Mexico, Inc.           Fox & Hound of Richardson, Ltd.
      North Carolina Fox & Hound, Inc.
      Fox & Hound of Ohio, Inc.
      Fox & Hound of Oklahoma, Inc.
      Pennsylvania Fox & Hound, Inc.
      Fox & Hound of Tennessee, Inc.
      Fox & Hound of Texas, Inc.
      Fox & Hound of Virginia, Inc.